UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 13, 2007

FIRST INDIANA CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

0-14354
(Commission file number)

35-1692825
(I.R.S. Employer Identification No.)

135 NORTH PENNSYLVANIA STREET
SUITE 2800
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 269-1200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading under Registrant’s Employee Benefit Plans.

        On April 19, 2007, First Indiana Corporation (the “Corporation”) sent a notice to its directors and executive officers informing them of a blackout period under the First Indiana Corporation 401(k) Plan (the “Plan”). The Corporation provided the notice to its directors and executive officers in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR.

        The notice required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 was provided to the Company by the administrator of the Plan on April 13, 2007.

        The First Indiana Corporation 401(k) Plan is transitioning investment and recordkeeping services from SEI to Marshall and Ilsley Trust Company N.A. (“M & I”) on June 1, 2007. This transition will necessitate a blackout period during which the Plan participants will be unable to direct or diversify their investments in the Plan and will not, among other things, be able to obtain a loan, withdrawal or distribution from the Plan. Additionally, during this blackout period directors and executive officers will be subject to certain trading prohibitions imposed by Section 306(a) of the Sarbanes-Oxley Act and Section 101(a) of Regulation BTR.

        During the blackout period, each director and executive officer (meaning each officer who is required to file ownership reports with the SEC on Forms 3, 4 and 5) of the Corporation is prohibited from, directly or indirectly, purchasing, selling or otherwise acquiring or transferring any equity securities of the Corporation (including securities with a value derived from the value of equity securities of the Corporation, such as options, regardless of whether the Corporation is the issuer of such derivative securities), if those equity securities are or were acquired in connection with service or employment as a director or executive officer. These restrictions apply whether or not the directors or executive officers participate in the the Plan.

        The blackout period under the Plan will be in effect beginning 4:00 p.m. Eastern Daylight Saving Time, May 24, 2007, and is expected to end at 5:00 p.m. Eastern Daylight Saving Time on June 22, 2007.

        Inquiries may be directed to Reagan K. Rick, Executive Vice President, General Counsel and Secretary, First Indiana Corporation, 135 North Pennsylvania Street, Indianapolis, Indiana 46204; telephone number (317) 269-1279.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST INDIANA CORPORATION

Date: April 23, 2007	By: /s/ William J. Brunner William J. Brunner Chief Financial Officer